EXHIBIT 10.2

STOCK OPTION AGREEMENT

LIBERTY STAR GOLD CORP.

THIS AGREEMENT is entered into as of the 27th day of December, 2004 (the “Date of Grant”).

BETWEEN:

LIBERTY STAR GOLD CORP., a company incorporated pursuant to the laws of the State of Nevada, of 2766 N. Country Club Road, Tucson, Arizona 85716

(the “Company”)

AND:

Philip St. George, of 17543 Toakoana Drive, Eagle Ridge, Alaska 94577

(the “Optionee”)

WHEREAS:

A.     The Board of Directors of the Company (the “Board”) has approved and adopted the 2004 Stock Option Plan (the “Plan”), a copy of which is attached hereto as Exhibit B, pursuant to which the Board is authorized to grant to employees and other selected persons stock options to purchase common stock of the Company (the “Common Stock”);

B.     The Plan provides for the granting of stock options that either (i) are intended to qualify as “Incentive Stock Options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or (ii) do not qualify under Section 422 of the Code (“Non-Qualified Stock Options”); and

C.     The Board has authorized the grant to Optionee of options to purchase a total of 270,000 shares of Common Stock (the “Options”), which Options are intended to be (select one):

[X]	Incentive Stock Options
[ ]	Non-Qualified Stock Options;

        NOW THEREFORE, the Company agrees to offer to the Optionee the option to purchase, upon the terms and conditions set forth herein and in the Plan, up to an aggregate of 270,000 shares of Common Stock. Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Plan.

1.     Exercise Price. The exercise price (the “Exercise Price”) of the Options shall be $1.67 per share of Common Stock.

2.     Expiry Date. The Options shall expire on December 27, 2014.

3.     Vesting Schedule. The Options shall vest as follows: 50% of the Options are vested upon execution of this Agreement; 25% of the Options will vest on each of the one year and two year anniversaries of this Agreement, provided that the Optionee is an employee, consultant, director or officer of the Company on the date of such anniversary. Options which have vested are referred to as “Vested Options”.

4.     Options not Transferable. The Options may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) except in accordance with Section 5.1(k) of the Plan.

5.     Investment Intent. By accepting the Options, the Optionee represents and agrees that none of the shares of Common Stock purchased upon exercise of the Options will be distributed in violation of applicable federal, state and provincial laws and regulations. In addition, the Company may require, as a condition of exercising the Options, that the Optionee execute an undertaking, in such a form as the Company shall reasonably specify, that the shares of Common Stock are being purchased only for investment and without any then-present intention to sell or distribute such shares of Common Stock.

6.     Termination of Employment and Options. The Options shall terminate in accordance with Section 5.1(g) of the Plan.

7.     Common Stock. In the case of any stock split, stock dividend or like change in the nature of shares of Common Stock covered by this Agreement, the number of shares of Common Stock issueable upon exercise of the Options and the Exercise Price shall be proportionately adjusted as set forth in Section 5.1(m) of the Plan.

8.     Exercise of Option. The Options shall be exercisable, in full or in part, at any time after vesting, until termination; provided however, that any Optionee who is subject to the reporting and liability provisions of Section 16 of the Securities Exchange Act of 1934 with respect to the Common Stock shall be precluded from selling or transferring any Common Stock or other security underlying the Options during the six (6) months immediately following the grant of the Options. If less than all of the shares of Common Stock included in the vested portion of any Option are purchased, the remainder may be purchased at any subsequent time prior to the expiration of the Option term. No portion of any Option for less than fifty (50) shares (as adjusted pursuant to Section 5.1(m) of the Plan) may be exercised; provided, that if the vested portion of any Option is less than fifty (50) shares, it may be exercised with respect to all shares for which it is vested. Only whole shares of Common Stock may be issued pursuant to an Option, and to the extent that an Option covers less than one (1) share, it is unexercisable.

        Each exercise of the Options shall be by means of delivery of a notice of election to exercise (which may be in the form attached hereto as Exhibit A) to the President of the Company at its principal executive office, specifying the number of shares of Common Stock to be purchased and accompanied by payment in cash by certified check or cashier’s check in the amount of the full exercise price for the Common Stock to be purchased. In addition to payment in cash by certified check or cashier’s check, an Optionee or transferee of an Option may pay for all or any portion of the aggregate exercise price by complying with one or more of the alternatives specified in Section 5.1(i) of the Plan.

        It is a condition precedent to the issuance of shares of Common Stock upon exercise of the Options that the Optionee execute and deliver to the Company an Investment Representation Letter, in a form acceptable to the Company, to the extent required pursuant to the terms thereof.

9.     Holding period for Incentive Stock Options. In order to obtain the tax treatment provided for Incentive Stock Options by Section 422 of the Code, the shares of Common Stock received upon exercising any Incentive Stock Options received pursuant to this Agreement must be sold, if at all, after a date which is the later of two (2) years from the date this Agreement is entered into or one (1) year from the date upon which the Options are exercised. The Optionee agrees to report sales of shares of Common Stock prior to the above determined date to the Company within one (1) business day after such sale is concluded. The Optionee also agrees to pay to the Company, within five (5) business days after such sale is concluded, the amount necessary for the Company to satisfy its withholding requirement required by the Code in the manner specified in Section 5.1(l) of the Plan. Nothing in this Section 9 is intended as a representation that Common Stock may be sold without registration under provincial, state and federal securities laws or an exemption therefrom or that such registration or exemption will be available at any specified time.

10.     Subject to 2004 Stock Option Plan. The terms of the Options are subject to the provisions of the Plan, as the same may from time to time be amended, and any inconsistencies between this Agreement and the Plan, as the same may be from time to time amended, shall be governed by the provisions of the Plan, a copy of which has been delivered to the Optionee, and which is available for inspection at the principal offices of the Company.

11.     Professional Advice. The acceptance of the Options and the sale of shares of Common Stock issued pursuant to the exercise of Options may have consequences under federal, state and provincial tax and securities laws which may vary depending upon the individual circumstances of the Optionee. Accordingly, the Optionee acknowledges that he or she has been advised to consult his or her personal legal and tax advisor in connection with this Agreement and his or her dealings with respect to Options for the shares of Common Stock. Without limiting other matters to be considered, the Optionee should consider whether upon the exercise of Options, the Optionee will file an election with the Internal Revenue Service pursuant to Section 83(b) of the Code.

12.     No Employment Relationship. Whether or not any Options are to be granted under this Plan shall be exclusively within the discretion of the Plan Administrator, and nothing contained in this Plan shall be construed as giving any person any right to participate under this Plan. The grant of an Option shall in no way constitute any form of agreement or understanding binding on the Company or any Related Company, express or implied, that the Company or any Related Company will employ or contract with an Optionee for any length of time, nor shall it interfere in any way with the Company’s or, where applicable, a Related Company’s right to terminate the Optionee’s employment at any time, which right is hereby reserved.

13.     Entire Agreement. This Agreement is the only agreement between the Optionee and the Company with respect to the Options, and this Agreement and the Plan supersede all prior and contemporaneous oral and written statements and representations and contain the entire agreement between the parties with respect to the Options.

14.     Notices. Any notice required or permitted to be made or given hereunder shall be mailed or delivered personally to the addresses set forth below, or as changed from time to time by written notice to the other:

The Company:	Liberty Star Gold Corp. 2766 N. Country Club Road Tuscon, Arizona 85716 Attention: President
With a copy to:	Clark, Wilson Barristers and Solicitors Suite 800 - 885 West Georgia Street Vancouver, BC Canada V6C 3H1 Attention: Bernard Pinsky
The Optionee:	17543 Toakoana Drive, Eagle Ridge, Alaska 94577

15.     Counterparts. This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

16.     Currency. Unless otherwise provided, all dollar amounts referred to in this Agreement are in lawful money of the United States of America.

17.     Electronic Means. Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date first above written.

18.     Proper Law. This Agreement will be governed by and construed in accordance with the law of British Columbia.

IN WITNESS WHEREOF the parties have duly executed and delivered this Agreement as of the date first above written.

LIBERTY STAR GOLD CORP.

Per: /s/ James Briscoe
Authorized Signatory

SIGNED, SEALED and DELIVERED by Philip St. George
in the presence of:

/s/ Suzette Maharry
Signature
Suzette Maharry
Print Name
7607 E. Callisto Cr., #35
Address
Tucson, AZ 85715
Bookkeeper of Liberty Star Gold Corp.
Occupation	) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Philip St. George PHILIP ST. GEORGE

EXHIBIT A

Notice of Election to Exercise

This Notice of Election to Exercise shall constitute proper notice pursuant to Section 5.1(h) of the Liberty Star Gold Corp. 2004 Stock Option Plan (the “Plan”) and Section 8 of that certain Stock Option Agreement (the “Agreement”) dated as of the 27th day of December, 2004, between Liberty Star Gold Corp. (the “Company”) and the undersigned.

The undersigned hereby elects to exercise Optionee’s option to purchase ______________ shares of the common stock of the Company at a price of US$1.67 per share, for an aggregate consideration of US$__________________, on the terms and conditions set forth in the Agreement and the Plan. Such aggregate consideration, in the form specified in Section 8 of the Agreement, accompanies this notice.

The Optionee hereby directs the Company to issue, register and deliver the certificates representing the shares as follows:

Registration Information:	Delivery Instructions:
_________________________________________ Name to appear on certificates	_________________________________________ Name
_________________________________________ Address	_________________________________________ Address
_________________________________________	_________________________________________ Telephone Number

DATED at ____________________________________, the _______ day of _____________________, _______.

______________________________________________
(Name of Optionee - Please type or print)

______________________________________________
(Signature and, if applicable, Office)

______________________________________________
(Address of Subscriber)

______________________________________________
(City, State, and Zip Code of Subscriber)

______________________________________________
(Fax Number)

EXHIBIT B

The Optionee acknowledges receipt of the Stock Option Plan, a copy of which was filed as an exhibit to the Form S-8 filed on December 21, 2004